FORM 8-K


                   SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549



                            CURRENT REPORT
                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934



                           December 11, 1996
                            Date of Report
                   (Date of earliest event reported)



                    BIOJECT MEDICAL TECHNOLOGIES INC.
         (Exact name of registrant as specified in its charter)



            Oregon                                    0-15360
  (State or other jurisdiction                 (Commission File No.)
of incorporation or organization)


                                 93-1099680
                         (I.R.S. Employer I.D. No.)


                          7620 S.W. Bridgeport Road
                              Portland, Oregon
                  (Address of principal executive offices)


                                   97224
                                 (Zip Code)


                              (503) 639-7221
            (Registrant's telephone number including area code)






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ITEM 5.  OTHER EVENTS

COMPLETION OF PRIVATE PLACEMENT

     On December 11, 1996, the registrant completed a private placement of units, each unit consisting of one share of the registrant's common stock and a warrant to purchase one share of the registrant's common stock at an exercise price of $1.00. The registrant sold a total of 3,120,000 units for an aggregate sale price of $2,152,800 in the offering. After completion of the offering, the outstanding shares of common stock totalled 18,736,712 with an additional 3,120,000 shares of common stock issuable upon exercise of the warrants.

     The registrant also granted a warrant to its placement agent, Preferred Technology, Inc., to purchase 156,000 shares of common stock with an exercise price of $0.828125.

     The registrant has agreed to register the common stock (including shares issuable upon exercise of the warrants) for resale.


ITEM 7.     EXHIBITS

4.5         Form of Stock Subscription Agreement
4.6         Form of Series "D" Common Stock Purchase Warrant
4.7         Form of Series "E" Common Stock Purchase Warrant
4.8         Form of Registration Rights Agreement
4.9         Letter Agreement between the registrant and Preferred
            Technology, Inc. dated July 29, 1996


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

     DATED this 11th day of December, 1996.


                           BIOJECT MEDICAL TECHNOLOGIES INC.

                           By:  /s/ Peggy J. Miller
                                -------------------------------
                                Vice President, Chief Financial Officer
                                  and Secretary/Treasurer